UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2004

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On December 2, 2004, Curon Medical, Inc. issued a press release announcing the promotion of Patrick Rimroth to Chief Operating Officer. With this appointment, Mr. Rimroth has become Curon Medical’s principal operating officer. Mr. Rimroth’s appointment was effective as of October 15, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Rimroth, 49, has served as Curon Medical’s Senior Vice President of Operations/Research and Development since September 2001. From November 1995 to September 2001, Mr. Rimroth was Vice President of Operations for Symphonix Devices, Inc., a developer of long-term implantable hearing devices. From June 1994 to October 1995, Mr. Rimroth was Vice President of Research and Development for Camino Neurocare, a medical device company. From December 1988 to June 1994, Mr. Rimroth held multiple research and development management positions with divisions of C.R. Bard, Inc., a medical device company. Mr. Rimroth holds B.S. degrees in Electrical Engineering and Biology from Purdue University.

Curon Medical has previously entered into an employment arrangement with Mr. Rimroth which provides that he will receive continued salary, medical benefits and stock option vesting for six months following involuntary termination of employment without cause, and eighteen months acceleration of stock option vesting if involuntarily terminated following a change of control transaction.

The information required to be disclosed herein under Item 404(a) of Regulation S-K was previously reported under the heading, “Executive Officer Compensation,” in Curon Medical’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2004, which disclosure is incorporated herein by reference.

Item 8.01. Other Events

In addition to the promotion of Mr. Rimroth, the Company also announced additional officer and sales management appointments as set forth in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 2, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Alistair F. McLaren
Alistair F. McLaren Vice President of Finance, Chief Financial Officer

Date: December 3, 2004

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 2, 2004

4